Exhibit 10.2

AMENDMENT NO. 2
TO THE EMPLOYMENT AND COMPENSATION AGREEMENT
BETWEEN CHOICEPOINT INC. AND DOUGLAS C. CURLING
DATED APRIL 25, 2002

Pursuant to the action of the Management Compensation and Benefits Committee taken on July 29, 2003, the Employment and Compensation Agreement between ChoicePoint Inc. and Douglas C. Curling dated April 25, 2002, is hereby amended as of July 29, 2003, as follows:

Exhibit B is amended by changing the last sentence of Section 3(e) “Non-Qualified Plan” to read:

“Executive shall be entitled to a SERP contribution in the following percentages of ‘Compensation’, as that term is defined in such plan, for the periods indicated:

25% from January 1, 2003 through December 31, 2003; and 30% for years commencing on or after January 1, 2004.”

Employer CHOICEPOINT INC.

/s/	Kenneth G. Langone

Name:	Kenneth G. Langone
Title:	Chairman, Management Compensation & Benefits Committee

EXECUTIVE:

/s/	Douglas C. Curling